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Exhibit 21.1   Subsidiaries of Astoria Financial Corporation

                                                   Jurisdiction of Incorporation
                                                   -----------------------------
               Subsidiaries of Astoria Financial
                  Corporation

               Astoria Federal Savings and Loan
                  Association a/k/a Astoria
                  Federal Savings or
                  Astoria Federal                           United States
               Astoria Capital Trust I                      Delaware
               AF Insurance Agency, Inc.                    New York

               Subsidiaries of Astoria
                  Federal Savings and Loan
                  Association

               AF Agency, Inc.                              New York
               Astoria Federal Mortgage Corp.               New York
               Astoria Federal Savings and
                  Loan Association
                  Revocable Grantor Trust                   New York
               Entrust Holding Corp.                        New York
               Fidata Service Corp.                         New York
               Star Preferred Holding
                  Corporation*                              New Jersey
               Suffco Service Corporation                   New York

               Astoria Federal has two subsidiaries which may qualify for alternative tax treatment under Article 9A of the New York State Tax Law and therefore, although inactive, are retained by Astoria Federal.

               Astoria Federal has four additional subsidiaries, two of which are single purpose entities that have interests in real estate investments, which are not material to our financial condition and one of which has no assets or operations but may be used to acquire interests in real estate in the future. The fourth such subsidiary serves as a holding company for one of the other three.

               Astoria Federal has three additional subsidiaries which are inactive, two of which Astoria Federal intends to dissolve.

               Subsidiary of Star Preferred Holding Corporation

               Astoria Preferred Funding Corporation*       Delaware

               *In the process of dissolution.